Exhibit 99.1

Mitel Reports Third Quarter Fiscal 2011 Financial Results

-Announces Award of $43M Contract

OTTAWA, Mar. 1, 2011 (GLOBE NEWSWIRE) — Mitel (Nasdaq:MITL), a leading provider of unified communications software solutions, today announced its financial results for the third quarter of fiscal 2011 ended January 31, 2011. All financial results are in U.S. dollars.

Financial Highlights

•	Revenue for the third quarter of fiscal 2011 was $162.0 million, compared to $161.1 million for the second quarter of fiscal 2011.
•	Adjusted EBITDA (as defined below) for the third quarter of fiscal 2011 was $17.6 million, compared to $18.2 million for the second quarter of fiscal 2011.
•	Cash and cash equivalents as of January 31, 2011 were $90.7 million.
•	Operating cash flows for the third quarter of fiscal 2011 were $4.8 million.

Net loss for the third quarter of fiscal 2011 was $4.0 million, or $0.08 per share, compared to net income of $33.2 million, or $0.59 per share, in the same period last year(1). The net loss for the third quarter of fiscal 2011 was largely driven by special charges and restructuring costs of $7.4 million.

Non-GAAP net income for the third quarter of fiscal 2011 was $8.6 million, or $0.15 per share, compared to non-GAAP net income of $12.1 million, or $0.21 per share, in the same period last year. Please refer to the GAAP to non-GAAP reconciliation tables in this release.

“In the third quarter we saw progress across many fronts,” stated Richard McBee, chief executive officer of Mitel. “Geographically, we had a significant win in the U.S. with the announcement of a $43 million, five year contract with the New York City Department of Education. We saw strength in Asia Pacific and Central and Latin America. We also continue to see solid demand for our virtual software applications.”

Business Highlights

•	New customer highlights:
•	New York City Department of Education: a five year $43 million contract awarded for communication systems and services
•	Queensland Government Department of Education and Training in Australia, which oversees over 1,000 schools
•	DCI of New York State, a Mitel authorized PARTNER, who is implementing a hosted solution for the hospitality market based on Mitel’s cloud-based software technology
•	Canadian Blood Services, a Canadian not-for-profit organization, implementing MCD and virtual UC applications.
•	ONG&ONG, an architecture, design and engineering company based in Singapore
•	the Vrije Universiteit (or VU—Free University) in Amsterdam for the Academic Centre for Dentistry with 1,400 users on a Mitel virtualized communications solution.
•	Announced Datacenter Accreditation for Cloud-Based Unified Communications Services
•	Partners announced: Artisan, Host.net and Hosting.com

•	Announced New Technical Accreditation Program for Channel Partners
•

Partners announced: TwinState (Virtualized Voice Specialist), and Trans-West Network Solutions (Virtualized Voice Specialist, Mitel Contact Center Specialist and Mitel Unified Communications Specialist).

“We continued to take actions to reduce our cost structure going forward and improve our operational efficiencies,” stated Steve Spooner, chief financial officer, Mitel. “In addition, today we elected to prepay $25 million of our outstanding first lien debt, which provides us with the opportunity to utilize our surplus cash to lower our interest payments.”

Business Outlook

Mitel has set the following financial performance guidance for the fourth quarter of fiscal year 2011 ending April 30, 2011:

•	Revenue is expected to be in the range of $160 to $165 million.
•	Gross margin percentage is expected to be in the range of 47.8 to 48.2 percent.
•

Non-GAAP operating expenses as a percentage of revenue are expected to be in the range of 38.5 to 39.5 percent. Non-GAAP operating expenses means SG&A and R&D expenses excluding estimated amortization of $5.6 million for acquisition-related intangible assets and estimated stock-based compensation expense of $1.3 million.

(1) Net earnings per share for the third quarter of fiscal 2010 includes a non-cash gain of $23.4 million related to the fair value change on Class 1 Preferred Shares, a non-cash charge of $12.4 million for accretion on Class 1 Preferred Shares as well as an allocation of $12.3 million to the Class 1 Preferred Shares holders. The Class 1 Preferred Shares were converted into common shares in conjunction with the April 2010 initial public offering.

Conference Call Information

Mitel will host an investor conference call and live webcast today at 5:00 p.m. EST (2:00 p.m. PST) to discuss its financial results for the third quarter ended January 31, 2011. To access the conference call, dial 866-322-8032. Callers outside the U.S. and Canada should dial 416-640-3406. A replay of the conference call will be available through Sunday, March 6, 2011. To access the replay, please dial 888-203-1112 and enter pass code 1102831. Callers outside the U.S. and Canada should dial 647-436-0148 and enter pass code 1102831. The live webcast will be accessible on Mitel’s investor relations website at http://investor.mitel.com/ and will be archived and available on this site for at least three months.

Adjusted EBITDA

Adjusted EBITDA is defined as consolidated net income (loss) before (1) interest expense, (2) income tax recovery, (3) amortization and depreciation, (4) foreign exchange gain (loss), (5) fair value adjustment on derivative instruments, (6) special charges and restructuring costs, and (7) stock-based compensation. For a reconciliation of Adjusted EBITDA to net income, the most directly comparable U.S. GAAP measure, see attached “Reconciliation of Net Income to Adjusted EBITDA.”

Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. Adjusted EBITDA should not be considered as an alternative to net income, income from operations or any other measure of financial performance calculated and presented in accordance with U.S. GAAP. We prepare Adjusted EBITDA to eliminate the impact of items that we do not consider indicative of our core operating performance. We encourage you to evaluate these adjustments and the reasons we consider them appropriate, as well as the material limitations of non-GAAP measures and the manner in which we compensate for those limitations. See “Selected Financial Data” in Mitel’s Annual Report on Form 10-K, which has been filed with the U.S. Securities and Exchange Commission on July 27, 2010 and filed with Canadian securities authorities.

Non-GAAP Financial Measurements

To supplement our consolidated financial statements presented on a GAAP basis, Mitel uses non-GAAP measures of operating results, net income and income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period and comparative prior period GAAP results are made with the intent of providing both management and investors a more complete understanding of Mitel’s underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the U.S.

Forward-Looking Statements

Investors are cautioned that Mitel’s historical performance has in the past deviated, in some cases materially, from its financial performance targets. Given that Mitel’s sales occur disproportionately in the final weeks of a quarter, Mitel does not intend to update its financial performance targets during or after the quarter and will not comment or report on its fourth quarter results until after it releases its financial results for the fourth quarter of fiscal year 2011 and holds its conference call with respect to such results. Some of the statements in this press release, including the information regarding our financial performance targets for the fourth quarter of fiscal year 2011, are forward-looking statements within the meaning of applicable U.S. and Canadian securities laws. Statements that include the words “target,” “outlook,” “may,” “will,” “should,” “could,” “estimate,” “continue,” “expect,” “intend,” “plan,” “predict,” “potential,” “believe,” “project,” “anticipate” and similar statements of a forward-looking nature, or the negatives of those statements, identify forward-looking statements. In particular, this press release contains forward-looking statements pertaining to, among other matters: our future economic performance, profitability and financial condition; general global economic conditions; our business strategy; plans and objectives for future operations; our industry and the growth in the markets in which we compete; the costs of operating as a public company; and our research and development expenditures. These forward-looking statements reflect currently available information or our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. In making these statements, we have made assumptions regarding, among other things:

•	No unforeseen changes occurring in the competitive landscape that would affect our industry generally or Mitel in particular
•	A stable or recovering economic environment
•	No significant event occurring outside the ordinary course of our business
•	Stable foreign exchange and interest rates
•	No asset impairments
•	No material changes in effective tax rates

Actual events or Mitel’s results, performance, financial position or achievements could differ materially from those contemplated, expressed or implied by such forward-looking statements as a result of various risks and uncertainties, including, without limitation:

•	Our ability to achieve or sustain profitability in the future
•	Fluctuations in our quarterly and annual revenues and operating results
•	Fluctuations in foreign exchange rates
•	Current and ongoing global economic instability
•	Intense competition
•	Our reliance on channel partners for a significant component of our sales
•	Our dependence upon a small number of outside contract manufacturers to manufacture our products
•	Our ability to successfully implement and achieve our business strategies

•	Our ability to realize our deferred tax assets

Additional risks are discussed herein and under the heading “Risk Factors” in Mitel’s Annual Report on Form 10-K, which has been filed with the U.S. Securities and Exchange Commission on July 27, 2010 and filed with Canadian securities authorities. Except as required by law, Mitel is under no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

About Mitel

Mitel (Nasdaq:MITL) is a global provider of business communications and collaboration software and services. Mitel’s Freedom architecture provides the flexibility and simplicity organizations need to support today’s dynamic work environment. Through a single cloud-ready software stream, Mitel delivers a powerful suite of advanced communications and collaboration capabilities that provides freedom from walled garden architectures and enables organizations to implement best-of-breed solutions on any network; extends the “in-office” experience anywhere, on any device; and offers choice of commercial options to fit business needs. For more information visit: http://www.mitel.com.

Mitel and the Mitel logo are registered trademarks of Mitel Networks Corporation.

All other trademarks are the property of their respective owners.

Contact Information:

Kevin Johnson (media and industry analysts), 613-592-2122 x6690, kevin_johnson@mitel.com

Twitter: @Kevin_Johnson

Cynthia Hiponia (investor relations), 613-592-2122 x1992, investorrelations@mitel.com

MITEL NETWORKS CORPORATION

(incorporated under the laws of Canada)

CONSOLIDATED BALANCE SHEETS

(in millions of US dollars)

(unaudited)

	January 31, 2011	April 30, 2010
ASSETS
Current assets:
Cash and cash equivalents	$90.7	$76.6
Accounts receivable	120.1	121.5
Sales-type lease receivables	22.2	33.8
Inventories	31.6	26.7
Deferred tax asset	11.6	15.0
Other current assets	41.9	46.5

	318.1	320.1
Non-current portion of sales-type lease receivables	31.5	29.2
Deferred tax asset	85.5	5.0
Property and equipment	15.8	17.0
Identifiable intangible assets	106.2	123.1
Goodwill	134.5	134.5
Other non-current assets	9.5	12.1

	$701.1	$641.0

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIENCY)
Current liabilities:
Accounts payable and accrued liabilities	$109.1	$107.7
Due to related parties	0.3	7.2
Current portion of deferred revenue	44.4	46.2
Current portion of long-term debt	4.2	4.1

	158.0	165.2
Long-term debt	344.4	345.7
Lease recourse liability	6.9	7.9
Long-term portion of deferred revenue	10.5	14.1
Deferred tax liability	57.3	70.9
Pension liability	72.1	68.1
Other non-current liabilities	20.6	24.0

	669.8	695.9
Shareholders’ equity (deficiency)	31.3	(54.9)

	$701.1	$641.0

MITEL NETWORKS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions of US dollars, except per share amounts)

(unaudited)

	Quarter Ended January 31, 2011	Quarter Ended January 31, 2010	Nine Months Ended January 31, 2011	Nine Months Ended January 31, 2010
Revenues:
Telecommunications	$141.9	$143.2	$424.2	$427.2
Network services	20.1	19.0	58.9	56.8

	162.0	162.2	483.1	484.0

Cost of revenues:
Telecommunications	73.6	73.0	219.9	217.4
Network services	11.1	10.4	32.3	32.6

	84.7	83.4	252.2	250.0

Gross margin	77.3	78.8	230.9	234.0

Expenses:
Selling, general and administrative	55.9	52.9	164.1	159.7
Research and development	13.8	12.9	40.2	39.2
Special charges and restructuring costs	7.4	0.8	11.7	3.5

	77.1	66.6	216.0	202.4

Operating Income	0.2	12.2	14.9	31.6
Interest expense	(5.0)	(6.1)	(15.2)	(23.8)
Fair value adjustment on derivative instruments	—	23.3	1.0	—
Other income (expense), net	(0.1)	0.9	(0.4)	0.5

Income (loss) before income taxes	(4.9)	30.3	0.3	8.3
Current income tax expense	(0.6)	(2.1)	(0.1)	(1.3)
Deferred income tax recovery	1.5	5.0	83.5	8.2

Net income (loss)	$(4.0)	$33.2	$83.7	$15.2

Net income (loss) attributable to common shareholders	$(4.0)	$8.5	$83.7	$(20.6)
Net income (loss) per common share
Basic	$(0.08)	$0.59	$1.58	$(1.44)
Diluted	$(0.08)	$0.59	$1.49	$(1.44)
Weighted-average number of common shares outstanding (in millions):
Basic	52.9	14.3	52.9	14.3
Diluted	52.9	14.3	56.1	14.3

MITEL NETWORKS CORPORATION

Reconciliation of Net Income to Non-GAAP Net Income

(in millions of US dollars, except per share amounts)

(unaudited)

	Quarter Ended January 31, 2011	Quarter Ended January 31, 2010	Nine Months Ended January 31, 2011	Nine Months Ended January 31, 2010
Net income (loss)	$(4.0)	$33.2	$83.7	$15.2
Income tax recovery	(0.9)	(2.9)	(83.4)	(6.9)

Net income (loss) before income tax	(4.9)	30.3	0.3	8.3

Adjustments:
Foreign exchange loss (gain)	0.4	(0.4)	1.2	0.4
Fair value adjustment on derivative instruments	—	(23.3)	(1.0)	—
Special charges and restructuring costs	7.4	0.8	11.7	3.5
Stock-based compensation	1.3	0.6	3.4	2.4
Amortization of acquisition-related intangibles assets	5.6	5.7	16.8	17.3

Non-GAAP net income before income tax	9.8	13.7	32.4	31.9
Non-GAAP tax expense(1)	(1.2)	(1.6)	(3.9)	(3.8)

Non-GAAP net income	$8.6	$12.1	$28.5	$28.1

Non-GAAP net income per common share	$0.15	$0.21	$0.51	$0.50
Weighted-average number of common shares outstanding (in millions):	56.1	56.7 (2)	56.1	56.7 (2)

(1)	Non-GAAP tax expense is based on an estimated effective tax rate of 12.0%.
(2)	Due to the change in capital structure as a result of the initial public offering and related transactions, the non-GAAP weighted-average common shares shown reflects the fully diluted shares as at April 30, 2010.

MITEL NETWORKS CORPORATION

Reconciliation of Net Income to Adjusted EBITDA

(in millions of US dollars)

(unaudited)

	Quarter Ended January 31, 2011	Quarter Ended January 31, 2010	Nine Months Ended January 31, 2011	Nine Months Ended January 31, 2010
Net income (loss)	$(4.0)	$33.2	$83.7	$15.2
Adjustments:
Interest expense	5.0	6.1	15.2	23.8
Income tax recovery	(0.9)	(2.9)	(83.4)	(6.9)
Amortization and depreciation	8.4	8.9	25.4	26.1
Foreign exchange loss (gain)	0.4	(0.4)	1.2	0.4
Fair value adjustment on derivative instruments	—	(23.3)	(1.0)	—
Special charges and restructuring costs	7.4	0.8	11.7	3.5
Stock-based compensation	1.3	0.6	3.4	2.4

Adjusted EBITDA	$17.6	$23.0	$56.2	$64.5